Exhibit 10.6

ASPIRE REAL ESTATE INVESTORS, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

This NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of the [•] day of [•], 2020 (the “Grant Date”), by and between ASPIRE REAL ESTATE INVESTORS, INC., a Maryland corporation (the “Company”), and [•] (“Grantee”).

Background

A.                                   The Company has adopted the Aspire Real Estate Investors, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.  Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Plan.

B.                                    The Company’s Board of Directors (“Board”) has granted a Stock Award in the form of Restricted Stock to Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  Grantee desires to accept the grant of the Stock Award and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Agreement

1.                                      Award of Restricted Stock.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby issues to Grantee [•] shares of Common Stock (the “Awarded Shares”) as of the Grant Date.  The grant of the Awarded Shares is made in consideration of the services heretofore rendered and to be rendered by Grantee to the Company as a Non-Employee Director.

2.                                      Vesting of Awarded Shares.  The Awarded Shares shall vest according to the following schedule: the Awarded Shares shall become vested on the first anniversary of the Grant Date (the “Vesting Date”), so long as the Grantee has continuously provided services as a member of the Board from the Grant Date until the Vesting Date.

3.                                      Acceleration of Vesting in Special Circumstances.

(a)                                 Upon the occurrence of a Change in Control, all Awarded Shares shall immediately become fully vested on the Control Change Date, so long as the Grantee has continuously provided services to the Company from the Grant Date until such Control Change Date.

(b)                                 Upon the termination of the Grantee’s service relationship with the Company as a result of the Grantee’s death or Disability, all Awarded Shares shall immediately become fully vested on the date of such termination, so long as the Grantee has continuously provided services to the Company from the Grant Date until such termination.  As used herein, “Disability” shall exist if the Grantee is unable to perform the essential functions of the Grantee’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period.  The determination of whether the Grantee has incurred a Disability shall be made in good faith by the Board (sitting without the Grantee, if applicable).

4.                                      Stockholder Rights.

(a)                                 In the event of any distribution of Common Stock or other securities of the Company in respect of such shares of Common Stock, Grantee agrees that any certificate representing shares of such additional Common Stock or other securities of the Company issued as a result of any of the foregoing shall be subject to all of the provisions of this Agreement as if initially received hereunder.

(b)                                 Grantee shall be a stockholder with respect to all of the Awarded Shares and shall have all of the rights of a stockholder with respect to the Awarded Shares, including the right to vote all the Awarded Shares and receive dividends with respect thereto.

5.                                      Taxes.

(a)                                 Grantee acknowledges and agrees that the Fair Market Value of the Awarded Shares that become vested pursuant to Section 2 shall be included in Grantee’s gross income under Code Section 83 on the applicable Vesting Date or on the Grant Date if Grantee makes an election under Code Section 83(b).

(b)                                 The Company has no obligation to pay any federal, state or local income and employment taxes (including taxes of any foreign jurisdiction) in connection with the grant of the Awarded Shares or the disposition of the Awarded Shares.  The Company shall report the Awarded Shares as ordinary income to Grantee to the appropriate tax authorities, and Grantee shall be responsible for the payment of any taxes required by applicable law.

6.                                      No Effect on Relationship or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon Grantee the right to continue as a Non-Employee Director of the Company or affect any right which the Company may have to terminate the engagement of Grantee regardless of the effect of such termination of engagement on the rights of Grantee under the Plan or this Agreement.  If Grantee’s engagement by the Company or any of its Affiliates is terminated for any reason whatsoever (and whether lawful or otherwise), Grantee will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of Grantee’s rights or benefits (actual or prospective) under this Agreement or any Award or otherwise in connection with the Plan.  The rights and obligations of Grantee under the terms of Grantee’s engagement by the Company or any of its Affiliates will not be affected by Grantee’s participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of engagement between Grantee and the Company or any of its Affiliates.  The granting of Awards (including the Awarded Shares) under the Plan is entirely at the discretion of the Compensation Committee of the Board (the “Committee”), and Grantee shall not in any circumstances have any right to be granted any other award concurrently or in the future.

7.                                      Governing Law; Compliance with Law.

(a)                                 This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles.

(b)                                 The issuance and transfer of Awarded Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s securities may be listed.  No Awarded Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(c)                                  A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Awarded Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of any applicable federal or state securities laws or any stock exchange on which the Company’s securities may be listed.

8.                                      Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall inure to the benefit of, and be binding upon, the Company and Grantee and their heirs, legal representatives, successors and permitted assigns.

9.                                      Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10.                               Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

11.                               Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13.                               Transfer of Awarded Shares.  Prior to the date on which the Awarded Shares vest, the Awarded Shares may not be transferred except as expressly permitted under Section 17.10 of the Plan.

14.                               Additional Acknowledgements.  By their signatures below, Grantee and the Company agree that the Awarded Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the Plan and this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

15.                               Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aspire Real Estate Investors, Inc., Attn: Chief Financial Officer, at 1920 Main Street, Suite 150, Irvine, California, 92614, and if to the Grantee, to the last known mailing address of the Grantee contained in the records of the Company or the Manager.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mail or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

16.  Amendment and Waiver.  The provisions of this Agreement may be altered, amended or waived by the Committee at any time; provided, however, that no such Committee action may materially and adversely affect the rights of the Grantee without the Grantee’s consent. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

ASPIRE REAL ESTATE INVESTORS, INC.
a Maryland corporation

BY:
Name:
Title:

I have read the Aspire Real Estate Investors, Inc. 2020 Equity Incentive Plan, and by my signature I agree to be bound by the terms and conditions of said Plan and this Agreement.

Date:
[NAME OF GRANTEE]

[Signature Page of Non-Employee Director Restricted Stock Award Agreement]